BROWN DISC PRODUCTS COMPANY, INC.

                                 PROMISSORY NOTE

       Principal Amount: $60,000                   Date: April 1, 1997

                                                   State of: California

        FOR VALUE RECEIVED, the undersigned hereby, jointly and severally,
promise to pay to the order:    Jerry Werre
                               19 Canyon Ridge
                               Irvine, CA 92612

  the sum of Sixty-thousand dollars ($60,000) together with interest thereon at the rate of ten (10)% per annum on the unpaid balance. Said sum shall be paid in the following manner:

  1.    The principal shall be due and payable on June 24, 1997.

  2.    The note shall accrue a full years interest payable June 24, 1997.

  3. In consideration of the loan, the Company shall issue to the holder of the note 20,000 shares of the Company's common stock. The Company's common stock (OTC: "BDPC") is traded under the name Brown Disc Products Company, Inc., the parent of The Quartz Group, Inc., a manufacturer of Quartz Glass products for the semiconductor industry. The shares issued in connection with this bridge loan are restricted shares.

  4. At the option of the lender, the interest earned in connection with this loan may also be converted into common stock of the Company for 20,000 shares.

  All payments shall be applied first to the principal and then to the interest. This note may be prepaid at any time, in whole or in part, without penalty.

                                     Signed:

                                     /s/  David J. Lopes
                                     -----------------------
                                     David J. Lopes
                                     President/CEO
                                     Brown Disc Products Company, Inc.